Exhibit 3.1

ARTICLES OF INCORPORATION

OF

SOUTHERN COMMERCE BANCORP, INC.

Article 1. Name. The name of the corporation is Southern Commerce Bancorp, Inc. (hereinafter referred to as the “Corporation”).

Article 2. Duration. The period of duration of the Corporation shall be perpetual.

Article 3. Registered Office and Registered Agent. The address of the registered office of the Corporation in the Commonwealth of Virginia is 1685 Wellesley Knolles, Keswick, Virginia 22947, which is located in Albemarle County. The name of the registered agent at such address is Thomas P. Baker, who is a resident of the Commonwealth of Virginia and, upon incorporation, will be a director of the Corporation.

Article 4. Purpose of Corporation. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Stock Corporation Act of the Commonwealth of Virginia.

Article 5. Capital Stock.

A. Total Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 50,000,000, of which 5,000,000 shall be preferred stock, $.01 par value per share (hereinafter the “Preferred Stock”), and 45,000,000 shall be common stock, par value $.01 per share (hereinafter the “Common Stock”). Each share of Common Stock shall be entitled to one (1) vote on any matter on which stockholders are entitled to vote.

B. The Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

(a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of the assets of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

Shares of the capital stock of the Corporation may be issued from time to time as authorized by the Board of Directors without further approval of the stockholders except to the extent such approval is required by governing law, rule or regulation.

Article 6. Incorporator. The name and mailing address of the sole incorporator of the Corporation is Mr. Timothy B. Matz, 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005.

Article 7. Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of treasury shares, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

Article 8. Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article 5B. hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation’s Bylaws, as may be amended from time to time. The number of initial directors of the Corporation shall be one (1). The initial director of the Corporation shall be Mr. Timothy B. Matz, whose address is 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005.

A. Term. The full Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be elected annually. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders and until their respective successors are elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

B. Vacancies. Except as otherwise fixed pursuant to the provisions of Article 5B. hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

C. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by the directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than 75% of the shares of the Corporation entitled to vote generally in an election of directors (the “Voting Shares”) at a duly constituted meeting of stockholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by an order of a court, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director’s duties to the Corporation. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

D. Evaluation of Acquisition Proposals. The Board of Directors of the Corporation, when evaluating any offer to the Corporation or to the stockholders of the Corporation from another party to (a) purchase for cash, or exchange any securities or property for, any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, consistent with the exercise of its fiduciary duties and in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to the extent permitted by law not only to the price or other consideration being offered, but also to all other relevant factors including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the effects on the ability of the Corporation to fulfill its corporate objectives as a holding company and on the ability of its subsidiary bank to fulfill its objectives as a bank, and the effects on the communities in which the Corporation’s and its subsidiaries’ facilities are located.

Article 9. Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the Stock Corporation Act of the Commonwealth of Virginia. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

Article 10. Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the Stock Corporation Act of the Commonwealth of Virginia. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

Article 11. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board, by the President, by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least three-fourths of the directors then in office, or by the holders of record of not less than forty percent (40%) of the then outstanding Voting Shares.

Article 12. Consent of Stockholders in Lieu of a Meeting. Any action required to be taken by the stockholders at any annual or special meeting of such stockholders, or any action which may be taken at any annual or special meeting of stockholders of this Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal office.

Article 13. Election By Corporation. The Corporation expressly elects not to be governed by Article 14, Section 13.1-725 et seq. (“Affiliated Transactions”) and Article 14, Section 13.1-728.1 et seq. (“Control Share Acquisitions”), both of the Stock Corporation Act of the Commonwealth of Virginia (or any successor to such statute).

Article 14. Amendment of Articles of Incorporation and Bylaws.

A. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise permitted by statute, no amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and is thereafter approved by the affirmative vote of a majority of the Voting Shares, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

B. Bylaws. The Board of Directors or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of at least a majority of the Voting Shares, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

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The undersigned, being the sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the Stock Corporation Act of the Commonwealth of Virginia, does make these Articles of Incorporation, hereby declaring and certifying that this is the Incorporator’s act and deed and that the facts herein stated are true, and accordingly has caused these Articles to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of July, 2004.

SOUTHERN COMMERCE BANCORP, INC.

By:	/s/ Timothy B. Matz
Name:	Timothy B. Matz
Title:	Incorporator